UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 18, 2013

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 600, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Suspension of Trading and Commencement of Administrative Proceedings

On September 18, 2013, the Securities and Exchange Commission (“SEC”) issued two orders with respect to Municipal Mortgage & Equity, LLC (the “Company”). The two orders were: 1) an Order Suspending Trading (“Trading Suspension Order”) of the Company’s securities; and 2) an Order Instituting Administrative Proceedings and Notice of Hearing pursuant to Section 12(j) of the Securities and Exchange Act of 1934 (“Order Instituting Administrative Proceedings” and, with the Trading Suspension Order, the “Orders”). As of the time of this filing the Company has not received the written Orders from the SEC, but the Orders are accessible on the SEC’s website, www.sec.gov.

Under the Trading Suspension Order, the SEC temporarily suspended trading in the Company’s securities from 9:30 a.m., Eastern Time, on September 18, 2013 until 11:59 p.m., Eastern Time, on October 1, 2013. Pursuant to the Order Instituting Administrative Proceedings, the SEC commenced an administrative proceeding to suspend the registration of the Company’s common shares under Section 12(g) of the Securities Exchange Act of 1934, or alternatively to revoke such registration.

The Orders reference substantially the same facts relating to the Company’s past filing delinquencies for Quarterly Reports on Form 10-Q for the periods ended June 30, 2006 through September 30, 2010, as well as certain deficiencies with respect to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The Company previously disclosed the risk of SEC proceedings of this nature as a material risk to its business under Item 1A, Risk Factors, of its Annual Report on Form 10-K for each of the years ended December 31, 2012, 2011 and 2010.

Notwithstanding the Company’s past filing delinquencies and deficiencies, the Company has remained timely with its SEC reporting obligations since the filing of its 2010 Form 10-K in early 2011 and it has been a current filer, as required for use or reliance upon certain of the SEC’s forms and rules, since November 2011. The Company intends to continue filing future Annual, Quarterly and Current Reports with the SEC as and when they become due. The Company intends to respond to the SEC within the timeframe prescribed in the Order Instituting Administrative Proceedings and work vigorously to permit trading to resume on the Over-the-Counter Link marketplace as promptly as possible.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K, inclusive of any exhibits, contains forward-looking statements intended to qualify for the safe harbor contained in Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as "may," "will," "should," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seek," "would," "could," and similar words or are made in connection with discussions of future operating or financial performance.

Forward-looking statements reflect our management's expectations at the date of this Current Report on Form 8-K regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this Current Report on Form 8-K. These factors include changes in market conditions that affect the willingness of potential investors or lenders to provide us with debt or equity, changes in market conditions that affect the value or marketability of assets we own, changes in market conditions or other factors that affect our access to cash that we may need to meet our commitments to other persons, changes in interest rates or other conditions that affect the value of mortgage loans we have made, changes in interest rates that affect our cost of funds, tax laws, environmental laws or other conditions that affect the value of the real estate underlying mortgage loans we own, and changes in tax laws or other things beyond our control that affect the tax benefits available to us and our investors. Readers are cautioned not to place undue reliance on forward-looking statements. We have not undertaken to update any forward-looking statements in this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

September 19, 2013	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: Chief Executive Officer and President

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